                                                                   EXHIBIT 10.40





                AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT

                                 March 1, 1998

                                    between

                      MOLECULAR SIMULATIONS INCORPORATED

                                      and

                   TEIJIN MOLECULAR SIMULATIONS INCORPORATED

                               TABLE OF CONTENTS

                                                                                     Page
1.   DEFINITIONS
     (a)            "Agreement"                                                         2
     (b)            "Customer"                                                          2
     (c)            "Documentation"                                                     2
     (d)            "User Agreement"                                                    2
     (e)            "MSI Customers"                                                     2
     (f)            "Software"                                                          2
     (g)            "Subdistributor"                                                    2
     (h)            "Territory"                                                         2
     (i)            "Trademarks"                                                        2

2.   APPOINTMENT OF AUTHORIZED DISTRIBUTOR
     (a)            Distributor Rights                                                  2
     (b)            Limited Right to Use for Demonstration/Training/Support             3
     (c)            Right to Use Documentation                                          3
     (d)            Grant of Right to Distribute                                        3
     (e)            Right to Sell Consortia Membership                                  4
     (f)            Right to Sell Contract Research                                     4
     (g)            Web Sales                                                           5
     (h)            General Provisions                                                  5
     (i)            Exclusivity                                                         5

3.   ORDER PROCEDURE AND SHIPMENT AND DELIVERY TERMS
     (a)            Orders                                                              6
     (b)            Shipping and Delivery                                               7
     (c)            Cancellation of Orders                                              7

4.   PRICES AND PAYMENT TERMS
     (a)            Prices                                                              7
     (b)            Taxes                                                               7
     (c)            Payment Schedule                                                    8
     (d)            Installation Fees                                                   8
     (e)            Maintenance Fees                                                    8
     (f)            Discounts to Subdistributors and Customers                          8
     (g)            Hardware                                                            8

5.   OBLIGATIONS AND FUNCTIONS OF THE COMPANY                                           9
     (a)            Management and Support of Distribution                              9
     (b)            Relationship with Subdistributors                                   9
     (c)            Adequate Company Facilities and Customer Satisfaction               9
     (d)            Promotion and Marketing                                             9

     (e)            Contract Services                                                   9
     (f)            Porting                                                             9
     (g)            OEM Arrangements                                                   10
     (h)            Company's General Businesslike Conduct                             10
     (i)            Technical Support and Other Staff                                  10
     (j)            Installation                                                       10
     (k)            Keeping MSI Informed                                               10
     (l)            Reports and Forecasts                                              10
     (m)            Competing Representations                                          10

6.   OBLIGATIONS OF MSI
     (a)            Availability of Documentation                                      11
     (b)            Training                                                           11
     (c)            Developments                                                       11
     (d)            Third Party OEM Arrangements                                       11
     (e)            Maintenance Upon Termination                                       11
     (f)            Bug Fixes                                                          11

7.   WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY
     (a)            MSI's Warranty                                                     12
     (b)            Warranty Disclaimers and Limitations                               12
     (c)            No Warranty Pass-Through                                           12
     (d)            Limitation of Liability                                            12

8.   INDEMNITY
     (a)            Proprietary Rights                                                 13
     (b)            Other Indemnity                                                    13

9.   PROPRIETARY RIGHTS
     (a)            Ownership of Proprietary Rights                                    14
     (b)            No Modification                                                    14
     (c)            Trademarks and Trade Names                                         14
     (d)            Nondisclosure and Non-Use                                          15

10.  COMPLIANCE WITH LAWS
     (a)            Export Law Compliance                                              16
     (b)            Foreign Corrupt Practices Act                                      16
     (c)            Licenses and Permits                                               16

11.  EFFECTIVE DATE, TERM, TERMINATION AND EFFECT OF
     TERMINATION
     (a)            Effective Date                                                     17
     (b)            Term                                                               17
     (c)            Termination by Either Party                                        17
     (d)            Termination by MSI                                                 17

     (e)            No Other Rights Upon Termination                                   17
     (f)            Effect of Termination                                              17
     (g)            The Company's Duties Upon Termination                              18

12.  GENERAL TERMS                                                                     19
     (a)            Assignment                                                         19
     (b)            Benefits and Binding Nature of Agreement                           19
     (c)            Entire Agreement                                                   19
     (d)            Force Majeure                                                      19
     (e)            Notice                                                             19
     (f)            Governing Law and Official Language                                19
     (g)            Dispute Resolution                                                 20
     (h)            Waiver                                                             20
     (i)            Severability                                                       21
     (j)            Rights and Remedies Cumulative                                     21
     (k)            No Agency - Independent Contractors                                21
     (l)            Captions and Section References                                    21
     (m)            Counterparts                                                       21
     (n)            No Limitation on Supplier MSI                                      21
     (o)            Parties Advised by Counsel -- No Interpretation Against Drafter    21
     (p)            Authority to Enter Into and Execute Agreement                      21

APPENDICES

     Appendix A:  Software, Consortia and Price Lists
     Appendix B:  MSI Standard User Agreement
     Appendix C:   Wire Transfer (Bank) Information
     Appendix D:   MSI Trademarks
     Appendix E:  List of WebLab Products Available From MSI's Web Page

                AMENDED AND RESTATED DISTRIBUTORSHIP AGREEMENT

     This Amended and Restated Distributorship Agreement ("Agreement") is made and entered into effective as of the 1st day of March, 1998, by and between Molecular Simulations Incorporated, a Delaware corporation, having its principal place of business at 9685 Scranton Road, San Diego, CA 92121, U.S.A. ("MSI") and Teijin Molecular Simulations Incorporated, a corporation organized under the laws of Japan, with its principal place of business at 1-1, Uchisaiwai-cho 2-chome, Chiyoda-ku, Tokyo 100, Japan ("the Company").

                                   RECITALS

     A. MSI (formerly Polygen Corporation doing business as Polygen Molecular Simulations Incorporated) and Teijin Limited, a corporation organized under the laws of Japan with its principal office at 6-7, Minamihommachi 1-chome, Chuo-ku, Osaka 541, Japan ("Teijin") have entered into a Joint Venture Agreement dated as of February 14, 1992 (the "Joint Venture Agreement"), pursuant to which the Company was organized as a joint venture corporation under the laws of Japan.

     B. MSI and its subsidiaries are engaged in the design, development and distribution of proprietary computational chemistry software products and related documentation.

     C. It was contemplated by MSI and Teijin under the Joint Venture Agreement that the Company be appointed as MSI's exclusive distributor in the Territory (as defined below) of the Software (as defined below).

     D.  On or around February   1992, MSI granted to the Company an exclusive
right to market and distribute the Software and related documentation in the Territory, subject to the terms and conditions set forth in a distribution agreement of that date (the "Distribution Agreement"). The Distribution Agreement has since been amended pursuant to an Amendment to Distributorship Agreement dated October _, 1994, and by an Amendment No. 2 to Distributorship Agreement dated September , 1996. In consideration of the rights granted to the Company under Amendment No.2 , , the Company paid to MSI [*].

     E. MSI and Teijin now wish to amend and restate the Distributorship Agreement in its entirety, so that the prior Distributorship Agreement shall be superseded hereby and the agreement of the parties shall read in full as set forth in this Agreement.

     THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


* CONFIDENTIAL TREATMENT REQUESTED

                                   AGREEMENT

1.   DEFINITIONS.

     For the purpose of this Agreement, the following terms shall have the following meanings unless otherwise required by the context:

     (a) "Agreement" shall mean this Amended and Restated Distributorship
          ---------
Agreement as it may be amended from time to time.

     (b) "Customer" shall mean any third party user to whom the Company has, in
          --------
accordance with the terms of this Agreement and the User Agreement, granted the right to use the Software.

     (c) "Documentation" shall mean the standard user documentation and sales
          -------------
support materials which MSI has published or may publish during the term of this Agreement.

     (d) "User Agreement" shall mean a standard user agreement, a sample of
          --------------
which is attached as Appendix B, pursuant to which Customers are granted by the Company a limited right to use the Software.

     (e) "MSI Customers" shall mean any third party user in the Territory to
          -------------
whom MSI or MSI's agent has granted the limited right to use the Software prior to the effective date of the Distribution Agreement.

     (f) "Software" shall mean the computational chemistry software products
          --------
marketed by MSI or MSI's subsidiaries and distributed hereunder, to be provided in machine readable (object code) form, and set forth on Appendix A attached hereto, as such Appendix A may be amended from time to time by MSI and the Company in accordance with Section 2(a) below.

     (g) "Subdistributor" shall mean any subdistributor, agent or value-added
          --------------
reseller authorized by the Company to distribute the Software.

     (h) "Territory" shall mean the following countries: Japan, South Korea,
          ---------
Taiwan, Hong Kong, China, India, Singapore, Malaysia, Australia and New Zealand.

     (i) "Trademarks" shall mean any trademark which MSI owns or has the right
          ----------
to use as may be designated by MSI from time to time.

2.   APPOINTMENT OF AUTHORIZED DISTRIBUTOR.

     (a) Distributor Rights. Subject to the terms and conditions contained
         ------------------
herein, MSI hereby grants to the Company, and the Company hereby accepts, the exclusive, non-transferable and indivisible right to market the Software in the Territory during the term hereof solely for distribution to Customers located in the Territory. The Company shall have no right to assign or otherwise transfer any or all of its rights under this Agreement except as may be otherwise provided in Section 2(d) hereof with respect to the distribution to Customers. It is the intention of the parties to amend Appendix A of this Agreement from time to time to include within the definition of "Software" under this Agreement, all computational chemistry software products that are developed or marketed by MSI or its subsidiaries in the future during the term of this Agreement, including extensions of, replacements for, or improvements of the software products presently enumerated on Appendix A; provided, however, that MSI may at its option exclude from "Software" and the scope of this Agreement, software products for which it does not have distribution rights for the Territory due to limitations or restrictions imposed by the supplier or party providing such software products to MSI. Notwithstanding the grant of exclusivity under this Section 2(a), MSI may, upon prior notice to the Company distribute Software to third parties outside the Territory who will bundle the Software with hardware and distribute those bundled products in the Territory, provided that such bundling shall be on an OEM basis.

     (b) Limited Right to Use for Demonstration/Training/Support. MSI hereby
         -------------------------------------------------------
grants and the Company hereby accepts, subject to the terms and conditions specified herein, an exclusive right, except for rights to use the Software for demonstration and support activities that have been or may be granted by MSI to OEM's or computer manufacturers, to use in the Territory, during the term hereof, the Software for demonstration and technical support of the Software, and for training of Company and Subdistributor personnel on the Software.

     (c) Right to Use Documentation. MSI hereby grants and the Company hereby
         --------------------------
accepts, subject to the terms and conditions specified herein, an exclusive right, except for rights to use the Documentation for demonstration and support activities that have been or may be granted by MSI to OEM's or computer manufacturers, to use the Documentation in the Territory during the term hereof for the purpose of enabling the Company to carry out its distribution and support obligations to MSI Customers and Customers under this Agreement. The Company may, at its expense, translate, copy and repackage the Documentation as is necessary in connection with its distribution of the Software pursuant to
Section 2(d) hereof. All translations of the Documentation shall, pursuant to
Section 2(e)(i) hereof, include MSI copyright and other proprietary rights notices. MSI shall retain title to and ownership of any such translations of the Documentation.

     (d) Grant of Right to Distribute.
         ----------------------------

         (i) The rights granted under this Agreement are non-transferable, except that the Company is hereby authorized to grant rights to Customers of the Company or to Customers of Subdistributors for use of the Software on any appropriate platform on the terms and conditions set forth below. Rights to use the Software may only be granted to Customers who represent that they shall not use the Software to provide any service bureau or consulting service to any third party, or to re-export the Software without first obtaining written permission from MSI. Software provided to Customers shall be in machine-readable (object) code.

         (ii) Until termination of this Agreement, the Company shall distribute and provide the Software and Documentation to Customers pursuant only to the terms of an User Agreement. Promptly following the execution of this Agreement, the Company shall, at its expense, develop an User Agreement in the Japanese language, together with an English language translation of the same, which User Agreement shall contain terms that are substantially equivalent to those set forth in MSI's standard UserAgreement (Appendix B hereto). Without prejudice to the generality of the foregoing, and in addition to such terms, the User Agreement shall expressly provide that:
     (x) the User Agreement (and any related software maintenance agreement) between the Customer and the Company shall be automatically assigned to MSI or MSI's designee in the event of termination of this Agreement for any reason, and (y) the terms of the User Agreement shall govern and control in the event of any inconsistency between its terms and those of any purchase order between the Customer and the Company. The Company shall provide MSI with copies of its User Agreement and the English translation thereof for MSI's written approval. The Company shall not transfer Software to a Customer unless and until the Company shall have obtained a signed copy of the User Agreement from the Customer, and the Company agrees to obtain prior written approval from MSI to any modifications or changes to the pre-approved User Agreement.

         (iii) The Company agrees to use its reasonable commercial efforts to ensure that each Customer granted a right to use the Software pursuant to this Agreement continues to comply with the terms of the User Agreement. The Company shall maintain adequate Customer records which may be inspected by MSI during regular business hours upon reasonable prior written notice.

     (e) Right to Sell Consortia Membership. The Company may  sell to Customers
         -----------------------------------
within the Territory membership rights in any of MSI's various consortia. A list of the current consortia, along with the price of membership for each, is included in Appendix A("Consortia"). It is the intent of the parties to amend Appendix A from time to time to include within the definition of Consortia any new or extended consortia that may be established or extended by MSI. The Company agrees that it will, at its expense, develop in the Japanese language consortium agreements which contain terms substantially equivalent to those set forth in MSI's standard consortium agreements but which show the Company or its subdistributors (rather than MSI) as the contracting party with Customer. Company will ensure that all Customers wishing to participate in a consortium sign such an agreement. Company hereby subcontracts all its rights and obligations under the consortia agreements to MSI and MSI agrees that it will perform all services required of Company under such agreements with Customers provided that such obligations are no more onerous than those MSI assumes in its standard consortia agreements.

     (f) Right to Sell Contract Research. Company may enter into consulting
         --------------------------------
research contracts with Customers within the Territory pursuant to which Company will agree to perform a certain research or consulting services project for a Customer. For purposes of this Agreement contract research shall mean the services offered by MSI which (i) apply MSI Software to a customer research problem or project, or (ii) develop custom software to a customer's specifications. Company will subcontract the work to be performed under such a contract to MSI if MSI accepts the work. Before entering into such a contract, however, Company shall first have transmitted to MSI full details of Customer's proposal including but not limited to a description of the project and the time period within which the project must be performed. MSI will then consider the proposal and, if it believes that it can satisfactorily and timely complete the project, it will give Company a quote of its prices for performing the work, along with any other conditions or qualifications which MSI believes are necessary to enable it to complete the project. Upon receipt of the quote Company may then enter into a research contract with the Customer on terms consistent with the conditions and qualifications specified by MSI.

     (g) Web sales. Certain of MSI's WebLab family of products are now available
         ---------
for sale over the worldwide internet such that Customers, both inside and outside the Territory, may purchase rights to use such WebLab products directly from MSI's web page. A list of such products is attached hereto as Appendix E. Appendix E may be updated from time to time. MSI agrees that with respect to all sales of WebLab products made to Customers within the Territory directly from MSI's web page, MSI will pay to the Company [*]of all Fees received by MSI. "Fee" means the price or fee that MSI actually receives when MSI makes a sale from its web page after deducting (i) trade or quantity discounts allowed or taken; (ii) actual credits or refunds to customers on account of any returns of such products; (iii) any insurance, shipping or other out-of-pocket expense that may be incurred in connection with delivery; (iv) any excise, sales, value-added, property and use taxes; and (v) import and export duties, taxes (including foreign withholding taxes) and surcharges. These Fees will be paid by MSI on a quarterly basis no later than the [*] day after the end of each calendar quarter.

     (h) General Provisions. All rights granted herein shall be further subject
         ------------------
to the following:

         (i) The Software and Documentation and any copies thereof shall in all cases remain the exclusive property of MSI.

         (ii) Except as expressly set forth in Sections 2(c) and 6(a) hereof, the Company agrees not to copy, provide, or otherwise make available any of the Software or Documentation, in whole or in part in any form, to any person other than employees of the Company, Subdistributors and Customers as provided for in this Section 2. The Company agrees to take appropriate action by instruction, agreement, or otherwise with the Company's employees or other persons permitted access hereunder to the Software or Documentation to satisfy its obligations under this Agreement with respect to the use, copying, modification, protection, and security of the Software and Documentation.

         (iii) The Company agrees not to ship any Software to any person in the Territory which the Company knows or has reason to know, based upon information provided to it by the Customer at the time of grant of such right, will cause or permit the Software ultimately to be shipped or used outside of the Territory.

     (i) Exclusivity. The grant by MSI to the Company of certain "exclusive"
         -----------
rights with respect to the Territory shall mean that, unless otherwise expressly permitted herein, MSI shall

* CONFIDENTIAL TREATMENT REQUESTED
have no right to, directly or indirectly, exercise, or permit third parties to exercise, those rights in the Territory. This shall mean, without limitation, that, without the express written consent of the Company, MSI:

         (i) shall not itself ship any Software to any person in the Territory; and

         (ii) shall not ship any Software to any person outside of the Territory which MSI knows or has reason to know, based upon information provided to it by the Customer at the time of grant of such right, will cause or permit the Software ultimately to be shipped, or used in the Territory;

         (iii) provided, however, that MSI may:

                    (x) grant rights to OEM or computer manufacturers to use the
               Software and Documentation for demonstration and support activities; and

                    (y) grant a right to third parties outside of the Territory;
               provided, however, that in the event MSI grants a right to a third party located outside of the Territory that has subsidiaries or facilities in the Territory, and if, at the time of entering into such transaction, MSI has a reasonable belief that a significant level (if any) of software will be shipped into the Territory as a consequence of such transaction, MSI and the Company shall determine in good faith the manner in which revenues arising from such third party transaction are to be divided between MSI and the Company. Similarly, in the event the Company grants a right to a third party located in the Territory that has subsidiaries or facilities outside of the Territory, and if, at the time of entering into such transaction, the Company has a reasonable belief that a significant level (if any) of software will be shipped outside of the Territory as a consequence of such transaction, the Company and MSI shall determine in good faith the manner in which revenues arising from such third party transaction are to be divided between the Company and MSI.

     MSI shall cause MSI's subsidiaries to comply with the foregoing provisions and limitations with respect to any Software which they have, directly or indirectly, distributed to the Company hereunder.

3.   ORDER PROCEDURE AND SHIPMENT AND DELIVERY TERMS.

     (a) Orders. The Company shall submit written purchase orders for Software
         ------
in accordance with the then current order processing procedures of MSI as designated from time to time by MSI. All purchase orders placed with MSI for Software shall be subject to acceptance by MSI at its principal place of business, such acceptance not to be unreasonably withheld. MSI shall use reasonable efforts to meet the resale requirements of the Company and to make deliveries in accordance with the delivery date on orders so accepted, but MSI shall not be liable to the

Company, any Subdistributor or Customer or to any other party, for MSI's delay in delivery or failure to deliver any products that are under development by MSI at the time an order is received.

     (b) Shipping and Delivery. The following shipping and delivery procedures
         ---------------------
shall apply to Software and Documentation ordered by the Company from MSI pursuant to Section 3(a) above. Deliveries shall be made F.O.B. (as defined in Incoterms 1990, Publ. No. 460 of the International Chamber of Commerce) from MSI's warehouse or manufacturing facility, and shall be shipped to the Company at Hamacho-Hanacho Bldg. 4F. 2-17-8 Nihonbashi Hamacho Chuo-ku, Tokyo 103-0007 Japan. Unless the Company's order specifies the name of a carrier, MSI will select the carrier. MSI shall bear the risk of loss until such time as a shipment has been placed on board the carrier, at which time the risk of loss shall be borne by the Company. Any claims for damage or loss in transit shall be placed by the Company through the carrier. All shipments will be shipped by MSI freight collect, or if prepaid, such freight will be subsequently billed to the Company, and the Company will reimburse MSI for such freight in accordance with
Section 4 below. MSI reserves the right to deliver in advance of estimated delivery dates.

     (c) Cancellation of Orders. The Company may cancel any order (or part
         ----------------------
thereof) for Software by giving MSI written notice of such cancellation.

4.   PRICES OF PRODUCTSAND PAYMENT TERMS.

     (a) Price. The Company agrees to pay MSI the prices specified in MSI's
         -----
price list attached to this Agreement in Appendix A (the "Price List"), as in effect when each order is accepted by MSI, less an initial discount of [*] of such Price List for the period ending on[*]; such discount to be re-negotiated annually in good faith by MSI and the Company. The re-negotiated discount will be reflected in the minutes of the Board meeting at which such discount is agreed. Such prices are exclusive of, and the Company shall pay, all shipping charges for each order. MSI agrees to give written notice to the Company at least ninety (90)days in advance of the effective date of any change in its Price List. Such changes in MSI's Price List shall be made no more frequently than once during each calendar year, shall be made only after consultation with the Company, and shall be commercially reasonable.

     (b) Taxes. Any and all fees and other amounts due to MSI from the Company
         -----
under this Agreement are exclusive of, and the Company shall pay and shall indemnify and hold MSI harmless against (i) any liability for, any sales, use, property, license, value added, withholding, import, excise or similar tax, federal, state or local, U.S. and non-U.S., that may be imposed upon or with respect to the Software products or their delivery, sale, distribution, use, ownership or possession, and (ii) any duties, tariffs, customs, import and related fees and charges, exclusive of taxes based on MSI's net income. Notwithstanding the foregoing, Japanese income tax may be withheld by the Company from the price payable to MSI pursuant to Section 4(a) hereof, so long as such withholding is required by Japanese law. The Company shall provide MSI with copies of tax receipts or other documents evidencing that such taxes withheld have been paid to the Japanese tax authorities. Such evidence shall be forwarded to MSI no later than thirty (30) days after such taxes have been paid.

* CONFIDENTIAL TREATMENT REQUESTED

     (c) Payment Schedule. MSI shall invoice the Company each time Software is
         ----------------
shipped in accordance with the Price List attached hereto as Appendix A. The Company will make payment to MSI by the fifth (5th) business day of the second month following the month in which shipments are made by MSI to the Company or its customers.. Payment will be Japanese Yen for sales in Japan and in U.S. dollars for sales in all other AP countries, and will be made by wire transfer of immediately available funds to such bank account as is specified in Appendix D attached hereto, as may be revised from time to time by MSI. For those Customers who join any of MSI's consortia, MSI will invoice the Company at the beginning of each work year of the term of each consortium for the price of annual membership for each of the Company's Customers. Invoicing and payment terms for contract research Customers will be determined by MSI and the Company on a case by case basis, but in any event, no later than thirty (30) days after the date the work is completed. Invoices shall be considered paid when MSI is in receipt of such funds or upon confirmation of receipt by the bank. From and after the date of any default of any payment due hereunder, until such default is cured, interest shall accrue at the rate of two percent (2%) per month on such unpaid amounts, or at the maximum rate permitted by California law, if less.

     (d) Installation Fees. The Company may not charge Customers installation
         -----------------
fees except as set forth in Appendix A or as otherwise approved in writing by MSI.

     (e) Maintenance Fees. For each Software product, maintenance and updates
         ----------------
shall be provided by the Company, on behalf of MSI, to MSI Customers and Customers. This maintenance service shall be provided to MSI Customers and Customers in accordance with MSI's policies.. Unless and until the maintenance pricing shall be adjusted by MSI in accordance with the terms of this Agreement, the maintenance pricing to be paid to MSI for a given Software product shall conform to the maintenance pricing schedule shown in attached Appendix A, less an initial discount of [*] to be retained by the Company for the period ending on [*]; such discount to be re-negotiated annually in good faith by MSI and the Company and to be reflected in the minutes of the Board meeting at which such discount is agreed. Unless otherwise agreed, the fee for the annual maintenance contracts and their renewals shall be paid in advance of the effective date or renewal date thereof (as the case may be) by the Company to MSI.

     (f) Discounts to Subdistributors and Customers. Nothing contained herein
         ------------------------------------------
shall prevent or otherwise limit the Company's ability to grant additional discounts to Subdistributors and/or Customers; provided, however, that all such discounts are and shall be borne entirely by the Company or its Subdistributor.

     (g) Hardware. MSI shall sell to the Company workstations manufactured by
         --------
Silicon Graphics Inc. ("SGI") at [*] of the Japanese list price for the period ending on [*]. Thereafter, MSI shall use reasonable commercial efforts to extend or continue its existing relationships with SGI and other value-added reseller hardware vendors in order to offer and sell such hardware to the Company at a favorable price. The Company agrees to purchase such hardware from MSI as long as MSI is able to offer such hardware at prices equal to or more favorable than prices available to the Company from other sources.

* CONFIDENTIAL TREATMENT REQUESTED

5.   OBLIGATIONS AND FUNCTIONS OF THE COMPANY.

     (a) Management and Support of Distribution. The Company shall be
         --------------------------------------
responsible for managing and supporting the distribution of the Software in the Territory, including the management of Subdistributors and value-added reseller relationships.

     (b) Relationship with Subdistributors. The Company may, in its reasonable
         ---------------------------------
discretion, appoint and authorize Subdistributors to subdistribute the Software in the Territory. In doing so, the Company shall enter into agreements or arrangements with such Subdistributors that maximize, and shall act to the best interests of, the distribution and support of the Software in the Territory. The Company shall use reasonable commercial efforts to ensure compliance by such Subdistributors with all of the Company's obligations under this Agreement, and at all times transact with such Subdistributors on an arms'-length basis.

     (c) Adequate Company Facilities and Customer Satisfaction. The Company will
         -----------------------------------------------------
establish, staff, equip and maintain such place or places of business in such location or locations in the Territory as may be necessary to provide good Customer service and support and marketing coverage in the Territory. The Company shall use its best efforts to ensure Customer satisfaction including maintaining a qualified sales force to promote the sale/distribution of the Software.

     (d) Promotion and Marketing. The Company agrees to use its best efforts to
         -----------------------
market, distribute, and support the Software throughout the Territory and further agrees that its marketing and advertising efforts will be of high quality, in good taste, and will preserve the professional image and reputation of MSI and the Software. The Company agrees to include in all related advertising materials all applicable proprietary rights' notices and any other notices of MSI as they appear on or in the Software. MSI may provide, at its option, a reasonable amount of advertising material in English, as requested by the Company, for use in the Company's efforts to market the Software. All such material shall remain the property of MSI and, upon request, the Company agrees to return same to MSI without cost to MSI. If required by Customer demand, the Company shall translate all such materials into the Japanese language or other language necessary for proper marketing of the Software in the Territory and provide such materials to MSI for review. MSI shall retain title to and ownership of any such translations. The Company agrees to refrain from making any claim or representation concerning the Software in excess of those made by MSI.

     (e) Contract Services. The Company may enter into application contracts
         -----------------
with MSI Customers or Customers whereby the Company will provide services to address Customer problems related to the use of the Software in the Territory. The Company may also act as MSI's agent with respect to the development or establishment of strategic technology partner (STP) relationships with major Customers and MSI Customers in the Territory.

     (f) Porting. The Company shall act as MSI's agent with respect to
         -------
establishing and managing porting contracts with computer companies in the Territory. MSI agrees to use its best commercial efforts to supply information necessary to complete porting that is reasonably requested by the Company.

     (g) OEM Arrangements. The Company shall endeavour to establish OEM
         ----------------
arrangements with third parties in the Territory, and MSI agrees to use its best commercial efforts to supply information necessary to establish such arrangements.

     (h) Company's General Businesslike Conduct. The Company shall at all times
         --------------------------------------
conduct its business in a businesslike manner and will not engage in any deceptive, misleading, illegal or unethical business practice or any practice that will reflect unfavorably on MSI or the Software.

     (i) Technical Support and Other Staff. The Company agrees to develop,
         ---------------------------------
maintain and train or otherwise provide a competent technical and scientific support organization for the Software that will be responsible for the installation and on-site servicing of the Software, the provision of remote telephone support services, and the provision of training and application development to MSI Customers, Customers and Subdistributors. The Company shall at all times have a sufficient number of competent office, sales, service and other employees to carry out its obligations under this Agreement.

     (j) Installation. The Company shall be responsible for the installation of
         ------------
the Software at Customers' facilities, either directly or through Subdistributors.

     (k) Keeping MSI Informed. The Company agrees to use its best efforts to
         --------------------
keep MSI fully informed of all governmental, commercial and industrial activities and plans which affect, or could affect, the Software in the Territory. The Company shall consult with MSI regarding any advertising or trade practice which might affect the good name, trademarks, goodwill, or reputation of MSI or the Software.

     (l) Reports and Forecasts. The Company shall furnish to MSI in English: (i)
         ---------------------
within eight (8) business days after the end of each calendar month, a report on the monthly sales and distribution of the Software in the Territory for the preceding month, identifying the Software shipped by the Company or Subdistributors to Customers and the respective locations and contact persons of such Customers, and showing the price and national currency involved in which the Software was sold/distributed and for which services relating thereto were provided, and (ii) a rolling six (6)-month forecast of sales on a monthly basis. The Company shall also furnish MSI with such other reports as MSI may reasonably require from time to time.

     (m) Competing Representations The Company agrees that during the term of
         --------------------------
this Agreement, the Company shall not develop, contract to develop, manufacture, sell, lease or otherwise distribute or exploit in any manner any product that is directly competitive with the Software in the Territory. For the purposes of this Agreement, a product shall be considered to be competitive with the Software if the sale of that product could result in lower sales of the Software.

6.   OBLIGATIONS OF MSI.

     (a) Availability of Documentation. MSI shall provide the Company with one
         -----------------------------
(1) copy of all Documentation in the English language including sales literature, training manuals, operator manuals, graphic materials, and other documentation relating to the Software. The Company may translate, copy, and repackage the Documentation as is necessary in accordance with the terms of
Section 2(c) above.

     (b) Training. MSI will provide intensive training for a reasonable number
         --------
of the Company's personnel at MSI's facilities in the U.S.A., for a reasonable number of days per year. The Company shall pay all travel, living and incidental expenses of its personnel. MSI shall also provide technical instructors for seminars to be held in Japan on a periodic basis, subject to the availability and reasonable schedules of such instructors. All travel, living and incidental expenses of such instructors shall be borne by the Company.

     (c) Developments. During the term of this Agreement, MSI will use
         ------------
reasonable commercial efforts to provide the Company with full and complete information concerning all improvements, updates, enhancements, and modifications to the Software and will provide the Company with such improvements, updates, enhancements and modifications for distribution to Customers at the same time as MSI makes any such improvement, update, enhancement or modification generally available to its other Customers. In addition, if there is any software product which is under development by MSI which may be added to the definition of "Software" pursuant to Section 2(a) hereof, MSI shall use its reasonable commercial efforts to provide the Company, on a regular basis as it becomes available, with full and complete information concerning such product, including, but not limited to, the projected development and shipping schedule, beta release, documentation and other information that would assist with pre-marketing preparation.

     (d) Third Party OEM Arrangements. In the event that MSI enters into an OEM
         ----------------------------
arrangement with a third party relating to the manufacture and distribution of bundled MSI software and third party hardware products (as contemplated under Section 2(a) hereof), which arrangement includes distribution by such third party in the Territory being served by the Company, MSI agrees to negotiate in good faith with the Company to have the Company provide technical support for such bundled products in the Territory (if necessary). MSI shall give advance written notice to the Company of such OEM arrangements if support by the Company is necessary.

     (e) Maintenance Upon Termination. Upon the termination of this Agreement
         ----------------------------
and provided that the relevant User Agreements have been assigned to MSI or its designee in accordance with Section 11(f)(iii) hereof, MSI shall use its best efforts to arrange for the continued maintenance and support of MSI Customers, Customers and the Software in the Territory.

     (f) Bug Fixes. MSI will use its reasonable commercial efforts to notify the
         ---------
Company in writing of any outstanding bugs or other defects in the Software and will endeavour to correct such bugs and defects and supply such corrections to the Company in accordance with MSI's reasonable commercial procedures.

7.   WARRANTIES, DISCLAIMERS AND LIMITATIONS OF LIABILITY.

     (a) MSI's Warranty. All Software is warranted as provided in Section 5 of
         --------------
the current form of MSI's standard UserAgreement attached hereto as Appendix B, the provisions of which are made a part hereof by reference.

     (b) Warranty Disclaimers and Limitations. THE WARRANTIES DESCRIBED IN 7(a)
         ------------------------------------
ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. The warranties shall apply only if MSI's examination discloses to MSI's satisfaction that alleged defects actually exist and were not caused by misuse, unauthorized modifications, neglect, improper installation or testing, attempts to repair, or the like, or by accident, fire, power surge or failure, or other hazard.

     (c) No Warranty Pass-Through. The Company shall not pass through to its
         ------------------------
Customers or any other third party the warranties made by MSI under this Section 7, shall make no other representations to its Customers or any other third party on behalf of MSI, and shall expressly indicate to its Customers that they must look solely to the Company in connection with any problems, warranty, claim or other matters concerning the Software. No warranty, representation or agreement herein shall be deemed to be made for the benefit of any Customer or any other third party. Notwithstanding the foregoing, the Company may pass through only to Customers only those warranties specified in Section 10 of the attached MSI Standard Software Agreement (Appendix B hereto). Repair or replacement of code or other items does not extend the warranty period beyond the initial warranty period which shall begin on the date of installation of the Software at the Customer's facilities.

     (d) Limitation of Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR
         -----------------------
ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE, INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT OR BASED ON A WARRANTY, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. MSI'S LIABILITY FOR ANY DAMAGES UNDER THIS AGREEMENT SHALL IN NO EVENT EXCEED THE AMOUNTS ACTUALLY PAID BY THE COMPANY TO MSI UNDER THIS AGREEMENT. SOME STATES AND JURISDICTIONS OUTSIDE OF THE UNITED STATES DO NOT ALLOW THE LIMITATION OR EXCLUSION OF IMPLIED WARRANTIES, OR LIABILITY FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THE ABOVE LIMITATION OR EXCLUSION MAY NOT APPLY. THE COMPANY ACKNOWLEDGES THAT THE ALLOCATION OF RISKS AND BENEFITS UNDER THIS AGREEMENT ARE BASED ON, AND THE PRICESUNDER THIS AGREEMENT WOULD BE GREATER IN THE ABSENCE OF, THE LIMITATIONS DESCRIBED ABOVE.

8.   INDEMNITY.

     (a) Proprietary Rights. MSI will defend the Company against a claim that
         ------------------
the Software furnished and used within the scope of this Agreement infringes any third party patent, copyright or other intellectual property right ("Claim"), and MSI will indemnify the Company for any damages finally awarded by a court of competent jurisdiction based upon a Claim, or any amount that is paid to finally settle a Claim, so long as MSI has approved the settlement in writing, provided that: (i) the Company notifies MSI in writing within thirty (30) days of any Claim, (ii) MSI has sole control of the defense and all related settlement negotiations, and (iii) the Company provides MSI with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by the Company in providing such assistance will be reimbursed by MSI.

         (i) Notwithstanding the foregoing, MSI shall have no liability for any claim of patent or copyright infringement based on: (A) a modification by the Company of the Software or the use of a superseded or altered release of the Software if such infringement would have been avoided by the use of current or unaltered releases of the Software that MSI provides to Distributor, or (B) the combination, operation or use of the Software furnished under this Agreement with products or data not furnished by MSI if such infringement would have been avoided by the use of the Software without such products or data.

         (ii) In the event the Software is held or is believed by MSI to infringe, MSI shall have the option, at its expense, to (A) modify the Software to be non-infringing, (B) obtain for the Company the right to continue using and distributing the Software, or (C) terminate this Agreement with respect to the infringing Software and refund the fees paid for such Software, to the extent each Customer, if any, requests a corresponding refund, but in any event the amount of the refund shall equal [*] multiplied by a fraction, the numerator of which shall be [*] and the denominator of which shall be [*].

         (iii) This Section 8(a) states the Company's exclusive remedy and MSI's entire liability for any infringement.

     (b) Other Indemnity. The Company shall be responsible and shall indemnify
         ---------------
and hold MSI harmless for any and all losses, liability or damages arising out of or incurred in connection with (i) Company's, Subdistributors' or Customers' marketing, distribution or use of the Software, except for valid warranty claims under Section 7 above and valid third party infringement Claims under Section 8(a) above, and (ii) any unauthorized representation, warranty or agreement, express or implied, made by Company, any Subdistributor or Customer to or with any other Customers or any third party with respect to the Software.

* CONFIDENTIAL TREATMENT REQUESTED

9.   PROPRIETARY RIGHTS.

     (a) Ownership of Proprietary Rights. MSI shall retain all of its rights,
         -------------------------------
title and interest in and to and ownership of all copyrights, trademarks, trade secrets, patents, mask works and all other industrial and intellectual property embodied in the Software including any improvements, updates, enhancements or modifications to the Software. Except as otherwise expressly provided in this Agreement, the Company has no right, title or interest in the Software or any industrial or intellectual property relating to the Software and shall not copy, reproduce, reverse engineer, decompile, disassemble, or otherwise use, in whole or in part, the Software. The Company shall keep each and every item to which MSI retains title free and clear of all claims, liens, and encumbrances except those of MSI, and any act of the Company, voluntary or involuntary, purporting to create a claim, lien, or encumbrance on such item shall be void.

     (b) No Modification. Except as required under Section 3(d) hereof, the
         ---------------
Company shall distribute the Software only in the form shipped by MSI, and the Company shall not alter, modify, or change the Software or its package or use in relation to any product or any trademark of the Company or any third parties without the prior written consent of MSI.

     (c) Trademarks and Trade Names.
         --------------------------

         (i) In connection with the distribution or advertising of the Software, the Company may use such trade names or Trademarks of MSI listed in Appendix E, as may be amended from time to time by MSI. The Company acknowledges the validity of such Trademarks and trade names and MSI's ownership thereof. All such marks and names and any additional marks of which MSI may in the future be the proprietor will bear the designation
     (TM) or the designation (R) as specified by MSI. The Company agrees to submit to MSI any published material not previously reviewed by MSI containing references to the Software for MSI's approval prior to the publication or release of such published material, such approval shall not be unreasonably withheld. The Company shall not challenge MSI's rights to use the Trademarks or trade names which MSI may apply to or use in connection with the Software. If the Company in the course of its business in the distribution of the Software acquires any goodwill or reputation in any of the Trademarks or trade names of MSI applied thereto, then at the expiration or termination of this Agreement all such goodwill or reputation automatically shall vest in MSI without any separate payment or other consideration of any kind to the Company, and the Company agrees to take all such actions necessary to effect such vesting.

         (ii) The Company shall, at the request and expense of MSI, do such acts or things as MSI may reasonably require for the purpose of obtaining, maintaining, enforcing and preserving any of the Trademarks, trade names or other proprietary rights of MSI in the Territory; provided, however, that the Company agrees that only MSI has the right to enjoin any infringement or registration by a third party of the trademarks, trade names or similar rights. In the event that any unlawful copying of the Software, infringement of MSI's rights in the Software, or infringement or registration by a third party of the trademarks, trade names or other property rights of MSI in the Territory comes to the attention of the Company, the Company shall immediately inform MSI in writing, stating the full facts of the infringement or registration known to it, including the identity of the suspected infringer or registrant, the place of the asserted infringement or registration and evidence thereof. The Company agrees to cooperate fully with MSI at the expense of MSI if MSI sues to enjoin such infringements or to oppose or invalidate any such registration. Notwithstanding the foregoing, in the event that MSI refuses in writing to enjoin such infringements or to oppose or invalidate any such registration following a written request by the Company to do so, the Company may, at its expense, sue to enjoin or otherwise oppose any such infringement of MSI's proprietary rights.

         (iii) Except as permitted herein, the Company shall not (nor shall it attempt to) adopt, use, or register any acronym, Trademark, trade names or other marketing name of MSI or any confusingly similar work or symbol as part of the Company's own name or the name of any of its affiliates or the names of the products it markets.

     (d) Nondisclosure and Non-Use.
         -------------------------

         (i) Without the prior written consent of the supplying party, no receiving party, its officers, directors, agents or employees shall, in the case of Confidential Information (as defined hereafter) of a business nature, both during the term of this Agreement and for a period of three
     (3) years after termination of this Agreement, and in the case of Confidential Information of a technical nature, both during the term of this Agreement and for period of ten (10) years after the termination of this Agreement, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by a governmental or judicial agency, and each party agrees to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "Confidential Information" shall mean and include any and all financial and other information relating to MSI's or the Company's business and their respective relationships with Teijin, the Software, the Documentation, information relating to the Software (including but not limited to technical information such as design specifications, instructions, and know-how) acquired either directly or indirectly by either party hereunder; provided, however, that all such Confidential Information shall be clearly marked as "confidential" and the term "Confidential Information" shall not include any information which:

               (1) has become or entered the public domain through no fault of the receiving party; or

               (2) was in the demonstrable possession of the receiving party prior to or at the time of receipt hereunder; or

               (3) was or has been obtained lawfully from a third party; or

               (4) has been independently developed by the receiving party without violation of its obligations under this Agreement, and which independent development is properly documented by such party.

         (ii) Each party agrees, during the term of this Agreement, that it shall not use any Confidential Information obtained from the other for any purpose whatsoever except in a manner expressly provided for in this Agreement. The provisions of this Section 9(d) shall survive the termination of this Agreement.

10.  COMPLIANCE WITH LAWS.

     (a) Export Law Compliance. The Company understands and recognizes that the
         ---------------------
Software and other materials made available to it hereunder may be subject to the export administration regulations of the United States Department of Commerce and other United States government regulations related to the export of technical data and equipment and products produced therefrom. The Company represents that it is familiar with and agrees to comply with all such regulations, including any future modifications thereof, in connection with the distribution of the Software. The Company agrees that it will not export or re-export outside the Territory, directly or indirectly, any Software or technical data relating to the Software without the prior written consent of MSI and without complying with all applicable regulations. The Company agrees to obtain the same agreement from each of its Subdistributors and Customers. The Company hereby agrees to indemnify and hold MSI harmless from any breach of this Section 10(a) by it, any Subdistributor and/or Customer.

     (b) Foreign Corrupt Practices Act. The Company hereby agrees to refrain
         -----------------------------
from making any payments to third parties which could cause MSI to violate the U.S. Foreign Corrupt Practices Act. The Company hereby agrees to indemnify and hold MSI harmless from any breach of this Section 10(b).

     (c) Licenses and Permits. The Company shall be responsible for obtaining at
         --------------------
its own expense, and shall use its best efforts to obtain, any and all required non-U.S. governmental authorizations, including without limitation any import licenses and foreign exchange permits. The Company shall provide proof of compliance with required non-U.S. governmental authorization to MSI upon request. MSI shall not be liable if any authorization is delayed, denied, revoked, restricted or not renewed. The Company shall bear all such risks and costs caused thereby. In addition, if this Agreement is terminated due to a default of the Company, MSI or its designee shall be exclusively entitled, free-of-charge, to any rights the Company may have acquired as a result of, or in, governmental approvals, authorizations or permits. If this Agreement is terminated due to a default of MSI, MSI shall pay the Company a reasonable sum to be mutually agreed upon for the exclusive transfer to MSI or its designee of any such rights the Company may have acquired as a result of, or in, said governmental approvals, authorizations or permits. The Company agrees to use its best efforts to effect the transfer of interest in the foregoing approvals, authorizations or permits to MSI or to any third party so identified by MSI.

11.  EFFECTIVE DATE, TERM, TERMINATION AND EFFECT OF TERMINATION.

     (a) Effective Date. This Agreement shall become effective on March 1, 1998
         --------------
(the "Effective Date").

     (b) Term. This Agreement shall commence on the Effective Date and shall
         ----
remain in full force and effect until the dissolution of the Company pursuant to the terms of the Joint Venture Agreement or unless the parties otherwise agree.

     (c) Termination by Either Party. Notwithstanding anything in this Agreement
         ---------------------------
to the contrary, either party shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement immediately upon written notice to the other party if the other party commits any material breach of any of the terms of this Agreement which, in the case of a breach capable of remedy, shall not have been remedied within thirty (30) days of the receipt by the party in default of notice specifying the breach and requiring its remedy.

     (d) Termination by MSI. MSI shall have the right, in addition and without
         ------------------
prejudice to any other rights or remedies, to terminate this Agreement:

         (i) upon the termination of the Joint Venture Agreement for any reason, unless otherwise mutually agreed between MSI and Teijin where all the shares of the Company are acquired by either Teijin or MSI pursuant to
     Section 12 of the Joint Venture Agreement; or

         (ii) upon written notice at any time for breach of Section 9 hereof (Proprietary Rights).

     (e) No Other Rights Upon Termination. It is expressly understood and agreed
         --------------------------------
that the rights of termination as provided in this Agreement are absolute and that both parties hereto have considered the making of expenditures in preparing for performance as contemplated by this Agreement and possible losses and damages incident and resulting to them that may result in the event of its termination. Therefore, in agreeing to said terms of termination it is with the full knowledge of such possibilities and except as provided herein neither party hereto shall be responsible to the other for compensation, damages or otherwise by reason of such termination of this Agreement at any time. Further, no payments in the nature of severance payments shall be due either party upon termination of this Agreement at any time. Without limiting the generality of the foregoing, the Company understands and acknowledges that any contracts or other arrangements it enters into with any third parties with respect to the Software will be subject and subordinate to the rights of termination set forth in this Agreement. The Company will indemnify and hold MSI harmless from any and all liability, loss, damages, costs or expenses incurred by MSI in connection with claims by any such third party made because of the termination of this Agreement.

     (f) Effect of Termination. Termination or expiration of this Agreement
         ---------------------
shall not affect any other rights of either party which may have accrued up to the date of such termination or expiration and the Company shall not be relieved of any obligation for any sums due to MSI for the Software or services covered by purchase orders accepted prior to termination or expiration or any confidentiality obligations of the Company under Section 9(d) of this Agreement. Upon termination:

         (i) the due date of all outstanding invoices to the Company for the Software shall automatically be accelerated to become due and payable by immediate wire transfer on the effective date of termination, even if longer terms have been previously agreed to;

         (ii) all orders or portions thereof remaining unshipped as of the effective date of termination shall automatically be cancelled; and

         (iii) all executed User Agreements between Customers and the Company then in effect, and all rights and obligations thereunder, shall immediately be assigned by the Company to MSI or its designee.

     (g) The Company's Duties Upon Termination. Upon the termination or
         -------------------------------------
expiration of this Agreement, the Company agrees to do the following:

         (i) refrain thereafter from representing itself as a distributor of MSI or using any trademarks or trade names of MSI;

         (ii) immediately return to MSI or immediately destroy (A) all Confidential Information of MSI including but not limited to advertising matter and (B) all other printed material in its possession or under its control containing or bearing any trademark or trade names of MSI;

         (iii) take all appropriate steps to remove and cancel its listing in telephone books, directories, public records or elsewhere, which state or indicate that the Company is a distributor of MSI;

         (iv) make available to MSI for a period of one (1) year for inspection and copying all books and records of the Company that pertain to the Company's performance of and compliance with its obligations, warranties and representations under this Agreement; and

         (v) immediately cease using the applicable Software, and certify in writing to MSI within thirty (30) days after such termination that the Company has either destroyed, permanently erased or returned to MSI the Software, all related Documentation and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory and storage, and whether or not modified or merged into other programs or materials.

12.  GENERAL TERMS.

     (a) Assignment. Except in connection with the sale of all or substantially
         ----------
all of MSI's assets, or its business (by merger or otherwise), or any similar transfer by MSI, any attempted assignment of the rights or delegation of the obligations under this Agreement shall be void without the prior written consent of the non-assigning or non-delegating party.

     (b) Benefits and Binding Nature of Agreement. In the case of any permitted
         ----------------------------------------
assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators and assigns of the parties hereto.

     (c) Entire Agreement. This Agreement, together with the Appendices attached
         ----------------
hereto and incorporated herein by reference, embodies the final, complete and exclusive understanding between the parties, and replaces and supersedes all previous agreements, understandings or arrangements between the parties with respect to its subject matter. No modification or waiver of any terms or conditions hereof, nor any representations or warranties shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of each party hereto. It is expressly agreed that any of the terms and conditions of the Company's purchase order or the like shall be superseded by the terms and conditions of this Agreement.

     (d) Force Majeure. Neither party shall be liable to the other for its
         -------------
failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including but not limited to fire, flood, earthquake, explosion, acts of God, labor trouble or shortage, inability to obtain or shortage of materials, equipment or transportation, insurrections, riots, war, acts or requirements of the governments in any state, provided that the party experiencing the delay promptly notifies the other of the delay. Any installation, warranty, technical support, consulting services and other services to be performed at the Company's facility may not be performed if MSI reasonably believes conditions at such facility represent a safety or health hazard to any MSI employee.

     (e) Notice. All notices concerning this Agreement shall be written in the
         ------
English language and shall be deemed to have been received (i) ten (10) days after being properly airmailed, postage prepaid, (ii) three (3) business days after being properly sent by commercial overnight courier, or (iii) two (2) business days after being transmitted by confirmed telecopy, in each case addressed to the relevant party at its address first set forth in this Agreement to the attention of Michael J. Savage, President, in the case of MSI, and to the attention of Nobuya Kawasaki in the case of the Company.

     (f) Governing Law and Official Language. This Agreement is made in
         -----------------------------------
accordance with and shall be governed and construed under the laws of the State of California, U.S.A., as applied to agreements executed and performed entirely in California by California residents and in no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods; provided, however, that the provisions of this Agreement relating to dispute resolution, as set forth in Section 12(g) below, shall be governed exclusively by the United States Arbitration Act (9 U.S.C. Section et. seq.) notwithstanding any different or contrary provision of state law. The official text of this Agreement and any Appendix or any notice given or accounts or statements required by this Agreement shall be in English. In the event of any dispute concerning the construction or meaning of this Agreement, reference shall be made only to this Agreement as written in English and not to any other translation into any other language.

     (g) Dispute Resolution. If a dispute arises between the parties arising out
         ------------------
of or in relation to this Agreement, the parties shall use all reasonable efforts to resolve the dispute through good faith discussions. The senior management of each of MSI and the Company commits itself to respond promptly to any such dispute. In the event that MSI and the Company are unable, after exerting all reasonable efforts, to resolve the said dispute, the said dispute shall be finally settled through binding arbitration on the following basis:

         (i) The arbitration shall be conducted by a panel of three (3) arbitrators under the International Arbitration Rules of the American Arbitration Association then in force, by which each of MSI and the Company agrees to be bound. Within thirty (30) days after notice of arbitration has been given, each of MSI and the Company shall appoint one (1) arbitrator. The arbitrators appointed by the parties shall then appoint a third arbitrator, who shall serve as the presiding arbitrator.

         (ii) If demand for arbitration is made by the Company, the place of arbitration shall be San Diego, California, U.S.A, and if demand for arbitration is made by MSI, the place of arbitration shall be Tokyo, Japan.

         (iii) The language to be used in the arbitration shall be English.

         (iv) Any arbitrator may be of any nationality, and need not be a lawyer or hold any other professional status or membership.

         (v) The arbitral award shall be rendered in writing, shall state the reasons for the award, and shall be final and binding upon the parties. In no event shall the arbitral award include a sum for punitive damages.

         (vi) Judgment upon any award may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award and any appropriate order including enforcement.

         (vii) Each of MSI and the Company shall bear its own expenses and attorneys' fees in connection with the arbitration.

     (h) Waiver. Any waiver (express or implied) by either party of any default
         ------
or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

     (i) Severability. In the event that any provision of this Agreement shall
         ------------
be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

     (j) Rights and Remedies Cumulative. Except as expressly provided herein,
         ------------------------------
the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

     (k) No Agency - Independent Contractors. The Company shall act as an
         -----------------------------------
independent contractor under the terms of this Agreement. The Company is not, and shall not be deemed to be, an employee, agent, partner or legal representative of MSI for any purpose. The Company shall not be entitled to enter into any contracts in the name of, or on behalf of MSI, nor shall the Company be entitled to pledge the credit of MSI in any way or hold itself out as having authority to do so.

     (l) Captions and Section References. The section headings appearing in this
         -------------------------------
Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or extent of such section or in any way affect such section.

     (m) Counterparts. This Agreement may be executed in counterparts with the
         ------------
same force and effect as if each of the signatories had executed the same instrument.

     (n) No Limitation on Supplier MSI. Nothing in this Agreement shall be
         -----------------------------
construed so as to preclude MSI from selling or otherwise marketing any of the Software to (i) any Customer outside the Territory, (ii) any value added reseller or original equipment manufacturers outside the Territory, or (iii) any other distributors outside the Territory.

     (o) Parties Advised by Counsel -- No Interpretation Against Drafter. This
         ---------------------------------------------------------------
Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each party has been represented by legal counsel. Accordingly, any rule of law, including Section 1654 of the California Civil Code, as well as any other statute, law, ordinance, or common law principles or other authority of any jurisdiction of similar effect, or legal decision that would require interpretation of any ambiguities in this Agreement against the party who has drafted it is not applicable and is hereby waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the parties, and this Agreement shall not be interpreted or construed against any party to this Agreement because that party or any attorney or representative for that party drafted this Agreement or participated in the drafting of this Agreement.

     (p) Authority to Enter Into and Execute Agreement. Both parties represent
         ---------------------------------------------
and warrant to each other that they have the right and lawful authority to enter into this Agreement for the purposes herein and that there are no other outstanding agreements or obligations inconsistent with the terms and provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be signed and delivered by their duly authorized representatives as of the date first set forth herein.

MOLECULAR SIMULATIONS INCORPORATED



By:    /s/Michael J. Savage
       -----------------------------
       Michael J. Savage,
       President


TEIJIN MOLECULAR SIMULATIONS INCORPORATED



By:    /s/Nobuya Kawasaki
       -----------------------------
Name:  Nobuya Kawasaki
Title: President & CEO



                                  Appendix A

                      SOFTWARE, CONSORTIA AND PRICE LISTS

                                      [*]


* CONFIDENTIAL TREATMENT REQUESTED

                                  APPENDIX B

                   STANDARD USER AGREEMENT FOR MSI SOFTWARE

Agreement No:_________________               Effective Date:_________________



                      MOLECULAR SIMULATIONS INCORPORATED
                                USER AGREEMENT

This user agreement ("Agreement") shall be effective on the date written above and is between MOLECULAR SIMULATIONS INCORPORATED ("MSI"), 9685 Scranton Road, San Diego, CA 92121 and
___________________________________________________________________("Customer"),
located at _______________________________________________________________.

     Under this Agreement, (a) MSI will provide and Customer will accept a right to use the object code version of MSI's proprietary software product(s) set forth on Attachment A to this Agreement, and/or (b) MSI will sell Customer certain computer equipment described in Attachment A, in each case on the terms and conditions specified below. MSI's software product(s), together with related documentation and components (including new releases, enhancements, and modifications provided under warranty or maintenance, if applicable), shall be referred to and defined as "Software." The computer equipment sold under this Agreement, together with any operating system software installed on it, is referred to as "Equipment."


1. TERM; PAYMENT
     1.1 The right to use granted hereunder is effective upon execution of this Agreement by Customer and MSI. The term of the right to use is perpetual unless otherwise specified in Attachment A. The right to use shall remain in effect for such term unless terminated by either party as set forth in Section 8.
     1.2 Customer shall pay MSI the amount set forth in Attachment A within thirty (30) days of invoice. The charges under this Agreement are exclusive of local, state, or federal use, excise, personal property, sales or other similar taxes or duties which may be imposed as a result of the transactions under this Agreement. Customer shall be responsible for all such taxes and duties, except for taxes on MSI's net income.

2. RIGHT TO USE SOFTWARE
     2.1 MSI hereby grants and Customer accepts a nontransferable and non-exclusive right to use the Software only to process the work of Customer's own business. Customer may not use the Software to process the work of any other party and may only use the Software at the specific location to which the Software is delivered. For host-locked rights to use, Customer may use the Software only on the central processing unit (the "Original CPU") originally designated for installation, and only at the specific location to which the Software is delivered. For floating rights to use, the Software may be accessed by any computer that is commercially supported by MSI and within Customer's authorized network at the specific location to which the Software is delivered, but may not be accessed from remote sites. The Software may be used by no more than that number of simultaneous users for which the right to use is granted, and may not be electronically or otherwise transferred to a different physical location. If Customer desires to use the Software for additional simultaneous users, at another site, or on a different CPU (for host-locked right to uses), Customer shall secure MSI's prior approval, which may be granted subject to additional charges.
     2.2 No title or ownership rights to the Software are transferred to Customer by this Agreement, but shall remain with MSI and/or its licensors.

3. SOFTWARE MAINTENANCE
     3.1 For a period of one (1) year from delivery of the Software, MSI will provide, without charge, the services set forth in this Section 3. Thereafter, maintenance will be provided for twelve month periods until terminated by either party upon thirty (30) days written notice prior to the renewal date. Annual maintenance fees are payable in advance on the anniversary date of the order. Additional charges apply to initiate maintenance for Software that has not been under continuous maintenance since installation.
     3.2 Maintenance includes new releases, corrections, enhancements, and improvements to the Software and related documentation. Maintenance also includes reasonable assistance and consultation to assist Customer in resolving problems with the use of the Software, including the verification, diagnosis, and correction of material errors and defects in the Software. Maintenance does not include new products sold separately by MSI.
     3.3 Maintenance will be provided for the current release of the Software on computer platforms that MSI commercially supports; prior releases shall be maintained for twelve months following a new release.

4. EQUIPMENT
     4.1 The Equipment is manufactured by third party equipment suppliers. Delivery is F.O.B. MSI's equipment suppliers' shipment points. Title and all risk of damage or loss to Equipment shall pass to Customer upon delivery to carrier at MSI's equipment suppliers' shipment points. MSI retains a purchase money security interest in Equipment delivered hereunder and in any proceeds Customer receives from resale or lease thereof, until payment of the purchase price to MSI. Customer agrees to execute financing statements as MSI may request to protect its security interest. All Equipment manufacturers' software included with the Equipment is right to used to Customer solely in accordance with such manufacturers' standard right to use terms included with the Equipment.

5. WARRANTY AND LIMITATION OF LIABILITY
     5.1 MSI warrants that it has the right to distribute the Software according to the terms of this Agreement. MSI further warrants that, for the twelve (12) months following delivery (the "Warranty Period"), the Software will perform substantially in accordance with the MSI-supplied User Manual when properly operated on the designated hardware and operating system. MSI does not warrant that operation of the Software will be error free.
     5.2 MSI's sole obligation during the Warranty Period is to replace defective Software media or materials and to use reasonable efforts to correct any material error or defect in the Software as expeditiously as reasonably possible. This warranty does not apply to problems arising from (i) Customer's modification or misuse of the Software; (ii) malfunction of Customer's equipment, operating system, or software not supplied by MSI; or (iii) attempts to use the Software in a manner or purpose for which it was not intended.
     5.3 With respect to Equipment purchased under this Agreement, any warranties provided by the Equipment manufacturers (including all applicable limitations thereto) are passed through to Customer if and to the extent permitted by such warranties.
     5.4 MSI MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE SOFTWARE OR EQUIPMENT, AND DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. MSI's LIABILITY FOR ANY LOSSES OR DAMAGES THAT ARISE OUT OF THE PERFORMANCE OR BREACH OF THIS AGREEMENT (EXCEPT AS STATED IN SECTION 7), WHETHER IN CONTRACT, TORT, OR OTHER FORM OF ACTION, SHALL NOT EXCEED THE TOTAL PRICE PAID TO MSI UNDER THIS AGREEMENT. IN NO EVENT SHALL MSI OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOSS OF GOODWILL, DATA LOSS, BUSINESS DISRUPTION, OR COMPUTER FAILURE.

6. NON-DISCLOSURE; ALTERATIONS; COPIES
     6.1 The Software is the valuable and proprietary trade secret of MSI. Customer shall (i) maintain the confidentiality of the Software, using, at a minimum, the same safeguards afforded its own confidential, proprietary trade secrets; (ii) limit access to the Software to its employees and its consultants who have confidentiality obligations to Customer; (iii) not disclose, provide, transfer, rent, distribute, or otherwise make available any portion of the Software to another party. Customer's non-disclosure obligation shall not apply to information now or hereafter in the public domain through no fault of Customer, information in the possession of Customer prior to disclosure by MSI, information properly obtained without restriction from a third party who is not bound by an obligation of confidentiality to MSI, or information independently developed by Customer without reference to the Software.
     6.2 Customer shall not alter, modify, adapt, translate, reverse engineer, decompile, disassemble, or create derivative works from the Software, nor take any other steps intended to produce a source language statement of the Software or any part thereof without MSI's express prior written consent.
     6.3 Customer is authorized to copy the Software solely for backup, archival, and disaster recovery purposes. Customer agrees not to remove any copyright or proprietary rights notices from the Software and to reproduce all such notices on any copies that it makes. Customer is prohibited from copying, in whole or in part, any Software documentation or training materials; additional documentation is available for a separate fee.
     6.4 The obligations of this Section 6 shall survive termination of this Agreement or any right to use granted hereunder.

7. INFRINGEMENT INDEMNIFICATION
     7.1 MSI shall at its expense defend Customer against any claim, and shall indemnify and hold Customer harmless from any final judgment, that a current, unmodified copy of the Software infringes a U.S. patent or copyright, provided that (i) MSI is given prompt written notice of any such claim, (ii) MSI shall have sole control of the settlement or defense of any action against Customer to which this indemnity applies; and (iii) Customer cooperates with MSI, at MSI's expense, in every reasonable way to facilitate such defense.
     7.2 Should the use of the Software be enjoined, or should MSI desire to minimize its liabilities hereunder, MSI shall have the right, at its sole option and expense, to secure the right for Customer to continue use of the Software or to replace or modify the Software to make it noninfringing. If such remedies are not reasonably available, Customer shall be entitled to a pro rata refund of the price paid for such Software based on a five year amortization. The foregoing sets forth the entire liability of MSI and Customer's exclusive remedy with respect to claims of infringement arising from Customer's use of the Software.

8. TERMINATION
     8.1 If either party breaches a material provision of this Agreement, the other party may give written notice of default. If the breaching party fails to cure the breach within thirty (30) days, this Agreement may be terminated immediately by the other party. In the event that Customer has made an unauthorized disclosure or distribution of the Software or other MSI confidential information, this Agreement shall terminate upon written notice by MSI.
     8.2 Upon termination, Customer shall make no further use of the Software and shall either return to MSI or destroy originals and all copies of the Software and supporting materials. Customer shall supply an affidavit to MSI certifying that it no longer possesses any embodiments of the Software. No refunds or credits will be due.

9. GENERAL
     9.1 Neither party may assign or transfer its rights, liabilities or obligations under this Agreement without the prior written consent of the other, except by operation of law in the case of merger, acquisition, or consolidation.
     9.2 All notices required hereunder shall be in writing and sent by certified mail, express mail, or other overnight courier to the addresses written above, or such other address as noticed to the parties.
     9.3 This Agreement and any Attachments and Addenda constitute the entire agreement between the parties with respect to the subject matter hereof (Attachment A and any future Attachment A signed by MSI and Customer are expressly incorporated by reference into this Agreement). There are no representations, promises, warranties, or understandings relied upon by Customer that are not contained herein. This Agreement may be modified only in writing signed by both parties. Terms and conditions on any Customer purchase order or other ordering document shall not be deemed to modify this Agreement. Additional purchases of rights to use the Software or of Equipment by Customer without execution of another agreement will be governed by the terms of this Agreement unless the parties otherwise agree in writing. The failure by either party to insist upon strict enforcement of any terms and conditions of this Agreement shall not be construed as a waiver of the right to assert or rely upon any such terms on any future occasion.
     9.4 This Agreement shall be governed by and interpreted under the substantive laws of the State of California. If any provision of this Agreement is held to be unenforceable, such decision shall not affect the validity or enforceability of any or all of the remaining provisions.
     9.5 Customer agrees not to export any product supplied by MSI or any part or direct product thereof in violation of U.S. Export Administration regulations. In furtherance of these obligations, Customer hereby represents, warrants and covenants that it will not use, or authorize or permit any other person, firm, corporation or other entity to use, the Software, or make the Software available for use, in connection with the design, development, production, stockpiling or use of any chemical or biological weapons.
     9.6 If the Software is used by Customer to obtain results that are published in a scientific journal or other publication, Customer will acknowledge its use of the Software with an appropriate citation, which shall include MSI's full corporate name and the name of the Software product used.
     9.7 All Software supplied by MSI to the government is provided with restricted rights as set forth in the legends accompanying the Software.

IN WITNESS WHEREOF, THIS AGREEMENT HAS BEEN SIGNED BY DULY AUTHORIZED REPRESENTATIVES OF CUSTOMER AND MSI.


CUSTOMER:
          ------------------------------------------

BY:
    ------------------------------------------------

NAME:
      ----------------------------------------------

TITLE:
       ---------------------------------------------

DATE:
      ----------------------------------------------

MOLECULAR SIMULATIONS INCORPORATED


BY:
    ------------------------------------------------

NAME:
      ----------------------------------------------

TITLE:
       ---------------------------------------------

DATE:
      ----------------------------------------------


PLEASE SIGN AND RETURN ALL COPIES; CUSTOMER COPY WILL BE RETURNED AFTER SIGNATURE BY MSI.

                                  APPENDIX C

                       WIRE TRANSFER (BANK) INFORMATION



Yen payments to be remitted as follows:


Bank                                     [*]
Branch:                                  [*]
Account Name:                            [*]
Account Number:                          [*]
Beneficiary Inst.:                       For the further benefit of MSI

Dollar payments to be remitted as follows:

Bank:                                    [*]
Branch:                                  [*]
Account Name:                            [*]
Account Number:                          [*]
Beneficiary Inst.:                       For the further benefit of MSI


* CONFIDENTIAL TREATMENT REQUESTED.

                                  APPENDIX D

                                MSI TRADEMARKS

          The Company has the following trademarks:

1. WebLab
2. Cerius and Cerius2
3. Insight and Insight II
4. CHARMm
5. Catalyst
6. Quanta
7. Discover
8. Biosym
9. X-PLOR

WebLab is a trademark for which registration applications have been filed in the in U.S., Canada, Europe and Japan. Cerius, Insight, CHARMm, Catalyst, Discover and Biosym are trademarks that have been registered in the U.S. Quanta is a trademark that had been registered in the U.S., but is now a common law trademark. X-PLOR is a registered trademark of Harvard that is licensed to the Company.

                                  APPENDIX E

             LIST OF WEBLAB PRODUCTS AVAILABE FROM MSI'S WEB PAGE


1. WebLab ViewerPro.